Exhibit 32
Certifications Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
The undersigned, as the President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of Exide Technologies, each certify that
     (1) the accompanying Annual Report on Form 10-K for the period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Exide Technologies at the dates and for the periods indicated.
     A signed original of this written statement required by Section 906 has been provided to Exide Technologies and will be retained by Exide Technologies and furnished to the Securities and Exchange Commission or its staff upon request.
     The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.
Date: June 6, 2008

/S/ Gordon A. Ulsh

Gordon A. Ulsh
President and Chief Executive Officer

/S/ Phillip A. Damaska

Phillip A. Damaska
Executive Vice President and
Chief Financial Officer

108